UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Synergetics USA, Inc.
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SYNERGETICS USA, INC.
3845 Corporate Centre Drive
O’Fallon, Missouri 63368

November 12, 2013

Dear Stockholder:

You are cordially invited to attend our Company’s 2013 Annual Meeting of Stockholders, which will be held on December 12, 2013, at 6:00 p.m., Central Time, at The Doubletree Hotel and Conference Center located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

Your vote is important to us and your shares should be represented at the meeting whether or not you are personally able to attend. Accordingly, I encourage you to mark, sign, date and return the accompanying proxy promptly.

On behalf of the Board of Directors, thank you for your continued support of Synergetics USA, Inc.

Sincerely,

David M. Hable
President and Chief Executive Officer

SYNERGETICS USA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 12, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of Synergetics USA, Inc., a Delaware corporation (the “Company”), will be held on December 12, 2013, at 6:00 p.m., Central Time, at The Doubletree Hotel and Conference Center located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017 for the following purposes, which are described more fully in the accompanying Proxy Statement:

1.	To elect three directors nominated by the Company’s Nominating and Corporate Governance Committee to serve three-year terms following approval by the stockholders at the Annual Meeting;

2.	To approve the Second Amended and Restated Synergetics USA, Inc. 2001 Stock and Performance Incentive Plan (the “Second Amended 2001 Stock and Performance Incentive Plan”);

3.	To hold a non-binding advisory vote on executive compensation;

4.	To ratify the appointment of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm for fiscal 2014; and

5.	To transact such other business as may properly come before the meeting and/or any adjournment thereof.

All holders of common stock of record at the close of business on November 5, 2013 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

The Board of Directors of the Company has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted FOR the election of the nominees listed in the attached Proxy Statement to be members of the Board of Directors of the Company; FOR the approval of the Second Amended 2001 Stock and Performance Incentive Plan; FOR the Company’s executive compensation program as described in the Compensation Discussion and Analysis, the compensation tables and otherwise in the attached Proxy Statement; and FOR ratification of UHY’s appointment and on other business that may properly come before the Annual Meeting, as the named proxies in their best judgment shall decide.

If you submit a proxy, you may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company in writing at 3845 Corporate Centre Drive, O’Fallon, Missouri 63368 prior to the Annual Meeting, and, if you attend the Annual Meeting, you may revoke your proxy if previously submitted and vote in person by notifying the Secretary of the Company at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning your proxy in the pre-addressed envelope provided.

By Order of the Board of Directors,

PAMELA G. BOONE,
Secretary

O’Fallon, Missouri
November 12, 2013

SYNERGETICS USA, INC.

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders
Meeting To Be Held on December 12, 2013

The proxy statement and annual report to stockholders for the fiscal year ended July 31, 2013 are available at http://www.astproxyportal.com/ast/06536.

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Synergetics USA, Inc., a Delaware corporation (the “Company”), 3845 Corporate Centre Drive, O’Fallon, Missouri 63368, for use at the 2013 Annual Meeting of Stockholders to be held on December 12, 2013, at 6:00 p.m. Central Time at The Doubletree Hotel and Conference Center located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017. The Board of Directors of the Company urges you to promptly execute and return your proxy in the enclosed envelope, even if you plan to attend the Annual Meeting. This is designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. This Proxy Statement and the enclosed proxy card are being mailed to the stockholders of the Company on or about November 12, 2013.

Any stockholder submitting a proxy may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company, in writing, prior to the Annual Meeting. Any stockholder attending the Annual Meeting may revoke his or her proxy and vote personally by notifying the Secretary of the Company at the Annual Meeting. For additional information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please write to the Company’s Secretary at Synergetics USA, Inc., 3845 Corporate Centre Drive, O’Fallon, Missouri 63368 or call (636) 939-5100. Only stockholders of record at the close of business on November 5, 2013 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the Record Date, the Company had 25,296,106 outstanding shares of common stock, $0.001 par value per share (the “Common Stock”). Each share of Common Stock entitles the holder thereof to one vote for each share of Common Stock held of record on the Record Date on each matter that may properly come before the Annual Meeting. If you are a beneficial holder and do not provide specific voting instructions to your broker, under a recent rule change, the organization that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

If the accompanying proxy card is signed and returned, the shares represented thereby will be voted in accordance with the directions on the proxy card. Unless a stockholder specifies otherwise therein, the proxy will be voted in accordance with the recommendations of the Board of Directors on all proposals. The presence in person or by proxy of a majority of the voting power represented by outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the Annual Meeting is required to elect directors and to approve each other proposal to be voted upon at the Annual Meeting. Shares represented by proxies which are marked or voted (i) ‘‘abstain’’ with respect to the election of the director nominees and remaining proposals to be voted upon at the Annual Meeting, or (ii) to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against the remaining proposals. Shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients are considered “broker non-votes.” Broker non-votes are considered present or represented for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors or the remaining proposals. As such, for your vote to be counted if you are the beneficial owner of shares held by your broker, you must submit your voting instruction form to your broker.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board shall consist of not less than five nor more than 11 members, the exact number of which shall be determined by the Board. The number of directors on the Company’s Board of Directors is currently set at seven directors, divided into three classes—Class A, Class B and Class C—with each class serving three-year staggered terms.

On September 23, 2013, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, elected Mr. Robert H. Blankemeyer as a member of the Board to fill the vacancy created by the resignation of Patricia S. Williams, a former member of the Board. Ms. Williams resigned, effective June 5, 2013, to accept employment as an officer of a company which does not allow its officers to participate on any public company boards. Ms. Williams’ resignation was not based upon any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Blankemeyer and Juanita H. Hinshaw serve as the Class A directors, with terms expiring at the 2015 Annual Meeting. Lawrence C. Cardinale, Guy R. Guarch and D. Graeme Thomas serve as the Class B directors, with terms expiring at the 2013 Annual Meeting. Robert H. Dick and David M. Hable serve as the Class C directors, with terms expiring at the 2014 Annual Meeting. Six of these seven directors, including Messrs. Blankemeyer, Cardinale, Dick, Guarch and Thomas and Ms. Hinshaw, satisfy the definition of an independent director set forth in the listing standards of the Nasdaq Stock Market Inc. (“Nasdaq”) and the Company’s Corporate Governance Guidelines (each, an “Independent Director” and collectively the “Independent Directors”).

The Company’s Nominating and Corporate Governance Committee has appointed and the Board of Directors of the Company recommends a vote FOR, Messrs. Cardinale, Guarch and Thomas to serve as directors of the Company. If elected, Messrs. Cardinale, Guarch and Thomas will serve until the annual election of directors in the year 2016 or until their successors are duly elected and qualified, or their earlier death, resignation or removal. If any of these nominees is unavailable for election, an event which the Board of Directors of the Company does not presently anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby FOR the election of such other nominee or nominees as may be nominated by the Board of Directors. For information regarding revocation of a proxy, see “General Information” on Page 1.

Based on the recommendation of the Nominating and Corporate Governance Committee, the nominees have been approved unanimously by the Board of Directors of the Company for re-election. Below is biographical and other information about the nominees for election as director and each current director whose term continues after the Annual Meeting. Following the nominee’s or director’s biographical information is information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the nominee should serve as a director, or each director should continue to serve as a director, as the case may be.

Nominees for Director to be Re-Elected at the 2013 Annual Meeting for Terms Expiring in 2016

Name	Age	Biography	Expiration of Term (if Re-Elected)
Lawrence C. Cardinale	75
Lawrence C. Cardinale has served as a director of the Company since 2005. From July 31, 2008 until January 28, 2009, Mr. Cardinale, along with the Company’s other Independent Directors at that time, served as the Company’s principal executive officer, generally on a weekly rotating basis. Mr. Cardinale received his B.S.B.A. in Business from Washington University in St. Louis, Missouri and is retired after working in the medical industry since 1966. During his over 35 years working in the field of medical manufacturing, he held various management positions, including Plant Manager, Director of Manufacturing, Director of Corporate Engineering, Director of Operations Planning, Vice President of Manufacturing-International and Vice President-Global Manufacturing and Engineering of a multi-national medical manufacturing company. Mr. Cardinale also owned and operated a scientific laboratory instrument business concentrating in the life sciences field, which manufactured and marketed tissue sectioning, microforge and micromanipulation instruments and pipeting devices. Mr. Cardinale formerly served as a board member of Coretech-Holdings LLC, a St. Louis-based life sciences and medical device manufacturing company, and McCormick Scientific, LLC.

Mr. Cardinale’s extensive experience in the medical manufacturing industry enables him to bring valuable insight regarding the industry to the Board. In addition, Mr. Cardinale’s service in senior management positions provides the Board with significant senior leadership experience.

			2016
Guy R. Guarch	73
Guy R. Guarch has been a director of the Company since 2005. From July 31, 2008 until January 28, 2009, Mr. Guarch, along with the Company’s other Independent Directors at that time, served as the Company’s principal executive officer, generally on a weekly rotating basis. Mr. Guarch retired in 2001 from C.R. Bard, Inc. (“Bard”), where he spent 32 years in various sales, marketing and management roles. Bard is a leading developer, manufacturer and marketer of health care products used for vascular, urological and oncologic diagnosis and intervention. From 1993 to 2001, Mr. Guarch served as Regional Vice President Corporate Account Manager for Bard’s Southeast Region. He worked as President of Bard Venture Division in Boston, Massachusetts from 1991 to 1993. From 1988 to 1991, Mr. Guarch worked in London, England, as Vice President of Sales for the Bard European Division and Managing Director of Bard LTD, UK. Before 1988, Mr. Guarch worked in several sales and marketing roles for Bard’s USCI International Division in Boston, Massachusetts, which focused on the design, manufacture and sale of cardiac catheters, urological catheters and artificial arteries. Mr. Guarch currently serves as a board member and chairman of the governance committee for Span-America Medical Systems, Inc., which designs and manufactures wound management products and which has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Guarch brings senior leadership, strategic and business development expertise to the Board from his prior positions with Bard. In addition, he adds significant industry experience to the Board.

			2016

D. Graeme Thomas	75
D. Graeme Thomas has served as a director of the Company since August 2011. Mr. Thomas is currently the Director of Saint Louis University’s Office of Technology Management, a position he has held since March 2011, in which he is responsible for intellectual property protection and commercialization of technologies discovered through research conducted at Saint Louis University. From 2004 until 2008, Mr. Thomas served as Chief Executive Officer and Chief Financial Officer of Akermin, Inc., a private company that engaged in the development and use of stabilized enzymes in applications ranging from biofuel cells to carbon capture and separation. From 2008 to 2010, Mr. Thomas served as Chief Executive Officer of Cardialen, Inc., a private company he co-founded, which is engaged in the development of low-voltage implantable devices for the treatment of cardiac arrhythmias. From 2010 until he joined Saint Louis University, he served as President and Chief Executive Officer of MedAscent Group, LLC, a privately held business focused on medical device start-ups and acquisitions. Prior to 2004, Mr. Thomas held various senior management positions with U.S., international and global responsibility in companies specializing in the life sciences industry, primarily medical devices and pharmaceuticals, including CooperVision, Inc., Rhone-Poulenc Rorer, Inc. (now Sanofi), Sherwood Medical Company and Wyeth.

The Board selected Mr. Thomas to serve as a director based on his vast experience in the medical device, including ophthalmic devices, and life sciences industries, including his past experience as Chief Executive Officer of two companies within those industries and his knowledge of product development and finance.
2016

Directors with Terms Extending Beyond the 2013 Annual Meeting

Name	Age	Biography	Expiration of Term
Robert H. Dick	70
Robert H. Dick has been a director of the Company since 2005 and currently serves as the Chairman of the Board of Directors. He has served as Chairman of the Board of Directors since July 31, 2008. From July 31, 2008 until January 28, 2009, Mr. Dick, along with the Company’s other Independent Directors at that time, served as the Company’s principal executive officer, generally on a weekly rotating basis. Prior to the merger, Mr. Dick had been a director since 1997 of Valley Forge Scientific Corp. (“Valley Forge”), the Company’s predecessor. Mr. Dick has served as President of R.H. Dick & Company since January 1998, a consulting firm based in Aiken, South Carolina. From 1996 to 1998, he was a partner with Boles, Knop & Company, Inc. (“Boles”), an investment banking firm in Middleburg, Virginia. From 1994 to 1996, Mr. Dick served as interim President, Chief Executive Officer and Chief Financial Officer of two of Boles’ clients. From 1982 until 1994, he served in various executive roles with Codman & Shurtleff, Inc. (“Codman”), a subsidiary of Johnson & Johnson and a manufacturer of surgical instruments, implants, equipment and other surgical products. From 1978 to 1982, Mr. Dick was President and Chief Executive Officer of Applied Fiberoptics, Inc., a company that designed, manufactured and marketed fiberoptic products for medical and defense applications and surgical microscopes for surgery. From 1969 to 1978, Mr. Dick held various sales, marketing and general management positions with the USCI division of Bard. Mr. Dick also serves as a member of the board, chairman of the audit committee and member of the executive and governance committees for Span-America Medical Systems, Inc., which designs and manufactures wound management products and which has securities registered pursuant to Section 12 of the Exchange Act.

Mr. Dick’s extensive experience in the medical device manufacturing industry enables him to bring valuable insight regarding the industry to the Board. He also brings financial expertise to the Board. Mr. Dick’s knowledge of financial markets, financing and funding operations and accounting and financial reporting processes helps the Company’s directors in understanding, advising and overseeing the Company’s capital structure, financing and investing activities, financial reporting and internal control of such activities.
			2014

David M. Hable	58
David M. Hable joined the Company as its President, Chief Executive Officer and director in January 2009. Prior to joining the Company, Mr. Hable served as President and Chief Executive Officer of Afferent Corporation, a venture capital backed medical device company focused on neuro stimulation therapies. Previously, he was Chairman of the Board of ONI Medical Systems, Inc., a developer and marketer of magnetic resonance imaging equipment for extremity applications in non-hospital settings. Mr. Hable also spent over 20 years with Johnson & Johnson working in business units that developed and marketed a wide range of diagnostic and therapeutic products for the treatment of central nervous system disorders. From 1998 to 2003, Mr. Hable served as Codman’s worldwide President, leading all functions in the company, both domestically and internationally. Mr. Hable has overall responsibility for the management of the Company.
		2014

Mr. Hable brings significant industry experience to the Board, through his positions with Johnson & Johnson and Afferent Corporation. In addition, Mr. Hable’s service in senior management positions provides the Board with experience and perspective in analyzing, shaping and overseeing the execution of important operational and policy issues at a senior level.

Robert H. Blankemeyer	67
Robert H. Blankemeyer has served as a director of the Company since September 23, 2013, when he was elected as a director by the Board. Mr. Blankemeyer is an accomplished medical device industry executive with significant leadership experience. Mr. Blankemeyer retired in 2011 after 11 years at Medtronic, Inc. “Medtronic”, where he served as a Senior Vice President and as Medtronic’s President of Medical Surgical Technologies. Medtronic is a leading medical device developer and manufacturer. Mr. Blankemeyer has also served as President of the Ear, Nose & Throat and Neurologic Technologies business units of Medtronic Xomed Surgical Products, Inc. from April 2000 until its merger into Medtronic Surgical Technologies in 2008. Mr. Blankemeyer has also served on the Medtronic executive committee, operating committee and venture board and corporate management incentive plan committees. Prior to joining Medtronic, Mr. Blankemeyer spent 22 years in the field of ophthalmology with Storz Ophthalmics, Inc. “Storz” having held senior positions in global sales and marketing management, as well as Chief Operating Officer and President. Storz was a subsidiary of American Home Products Corporation and American Cyanamid Company, where he was a member of the President’s Council. Mr. Blankemeyer has been a Director of BioHorizons, Inc. since July 26, 2011 and of Blue Belt Technologies, Inc. since February 14, 2012.
The Board selected Mr. Blankemeyer to serve as a director based on his vast experience as a seasoned executive in the healthcare industry, with over 20 years of experience in the ophthalmology sector and has significant leadership experience managing growing businesses, achieving sustainable revenue growth and driving operational improvements.

		2015

Juanita H. Hinshaw	68
Juanita H. Hinshaw has served as a director of the Company since 2005. From July 31, 2008 until January 28, 2009, Ms. Hinshaw, along with the Company’s other Independent Directors at that time, served as the Company’s principal executive officer, generally on a weekly rotating basis. Ms. Hinshaw has been President and Chief Executive Officer of H&H Advisors (a financial advisory company) since 2005. In addition, Ms. Hinshaw served as Senior Vice President and Chief Financial Officer of Graybar Electric Company from May 2000 to May 2005. Graybar Electric Company specializes in supply chain management services and distributes high-quality components, equipment and materials for the electrical and telecommunications industries. Ms. Hinshaw has served as a director, chairman of the finance committee and as a member of the audit committee for The Williams Companies, Inc. since 2004 and has served as a director on the board, chairman of the compensation committee and as a member of the audit committee for Aegion Corporation since 1999. The Williams Companies, Inc. and Aegion Corporation have securities registered pursuant to Section 12 of the Exchange Act.

Ms. Hinshaw brings significant business, leadership and management insights into many aspects of the Company’s business. She also brings financial expertise to the Board. Ms. Hinshaw’s knowledge of financial markets, financing and funding operations and accounting and financial reporting processes helps the Company’s directors in understanding, advising and overseeing the Company’s capital structure, financing and investing activities, financial reporting and internal control of such activities.
2015

CORPORATE GOVERNANCE

The Board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure of the Board. The Independent Directors ensure such structure provides independent oversight of Company’s management. The Board also recognizes no single leadership structure is right for all companies at all times. Accordingly, the Board periodically reviews its leadership structure as necessary to accomplish its management oversight responsibilities.

On behalf of the stockholders, the Board oversees and guides the Company’s management and its business affairs. Board committees, staffed by Independent Directors, assist the Board in discharging its responsibilities. The Independent Directors recommend the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee structures to the Board for ratification. In its oversight of the Company, the Board sets the tone for the ethical standards and performance of management, staff and the Company as a whole. The Independent Directors constituting the Nominating and Corporate Governance Committee recommended to the Board, and the Board has adopted Corporate Governance Guidelines and best corporate practices that guide the practices of the Company. The Corporate Governance Guidelines are available on the Company’s website at www.synergeticsusa.com.

Consistent with the Company’s Bylaws and Corporate Governance Guidelines, the roles of Chairman of the Board and Chief Executive Officer may be separated. The Board has determined that it is appropriate to separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles, and to better serve the interests of the stockholders. The Chief Executive Officer, in conjunction with senior management, is responsible for developing and recommending to the Board the strategic direction for the Company, and for the day-to-day leadership of the Company, and he is responsible, together with senior management, for the overall performance of the Company, with such performance measurement based on operating and strategic plans ratified at various times by the Board. The duties of the Chairman include, but are not limited to:

●	Presiding over all meetings of the Board,

●	Preparing the agenda for Board meetings in consultation with other Independent Directors, the Chief Executive Officer and members of senior management,

●	Providing the Chief Executive Officer ongoing direction regarding Independent Director, Board Committee and Board needs, interests, opinions and decisions,

●	Calling and presiding over meetings of the Independent Directors,

●	Serving on any Special Committees as may be appointed by the Nominating and Corporate Governance Committee,

●	Managing the Board’s process for annual evaluation of the Chief Executive Officer, and

●	Such other activities as may from time-to-time be determined by the Board to be in the best interests of the stockholders.

In carrying out his responsibilities, the Chairman preserves the distinction between management and Board oversight by maintaining management’s responsibility for: (i) developing and frequently updating corporate strategy, and recommending such strategy to the Board for critique and ratification, (ii) taking such actions as necessary to minimize risks to the Company and the stockholders and (iii) the overall performance of the Company, with such performance measurement based on operating and strategic plans ratified at various times by the Board.

The Board believes that there are advantages to the separate Chairman and Chief Executive Officer positions, including:

●	Enhanced communications and relations between the Board, the Chief Executive Officer and other members of senior management,

●	Assisting the Board in reaching consensus on particular strategies and policies, and

●	Facilitating robust director, Board and Chief Executive Officer evaluation processes.

The Company’s Corporate Governance Guidelines provide that Independent Directors should meet privately in executive session after each Board meeting, after each Board committee meeting and otherwise as needed. During fiscal 2013, the Independent Directors held 6 meetings in conjunction with regularly scheduled Board meetings and 15 special meetings for a total of 21 meetings. Each of our directors attended at least 75% of all the meetings of the Board and those committees on which he or she served during fiscal year 2013, either in person or telephonically. The Board of Directors encourages all members to attend stockholder meetings, but has not adopted a formal policy regarding attendance. All of the Company’s directors attended last year’s annual stockholders meeting.

Risk Management Oversight

The Board is actively involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, but the full Board has retained responsibility for general oversight of risks. The Audit Committee oversees management of financial and information technology risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. The Board satisfies its responsibility for general oversight of risks through reports by each committee chair regarding the committee’s deliberations and actions, as well as minutes from the meetings and through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

The Board of Directors has determined that each of Messrs. Blankemeyer, Cardinale, Guarch, Dick and Thomas and Ms. Hinshaw is an Independent Director. In addition, the Board of Directors has determined that each of the members of the Audit Committee and Compensation Committee satisfies the additional conditions for independence for Audit Committee and Compensation Committee members required by Nasdaq.

Board Committees

The Board of Directors maintains the following three standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and from time to time, the Nominating and Corporate Governance Committee may appoint a Special Committee of Independent Directors to deal with such matters as described in the charter. Each of these committees operates pursuant to a written charter setting forth the functions and responsibilities of the committee. The standing committee charters may be reviewed on our website at www.synergeticsusa.com and are also available to stockholders in print upon request.

Audit Committee

The Audit Committee is composed entirely of Independent Directors and is responsible for the appointment, evaluation, compensation and oversight of the work of the independent registered public accounting firm and, where appropriate, the replacement of the independent registered public accounting firm. Furthermore, the Audit Committee is responsible for meeting with the independent registered public accounting firm and other corporate officers to review matters relating to financial reporting and accounting procedures and policies. Among other responsibilities, the Audit Committee also reviews financial information provided to stockholders and others, assesses the adequacy of financial, accounting, operating and disclosure controls, evaluates the scope of the audits of the independent registered public accounting firm and internal auditors, and reports on the results of such audits to the Board of Directors. The current members of the Audit Committee are Ms. Hinshaw (Chairperson), Mr. Cardinale, Mr. Dick and Mr. Guarch, each of whom meet all applicable standards for Audit Committee membership under the Nasdaq listing standards and Securities and Exchange Commission (“SEC”) rules. The Audit Committee held five meetings during the last fiscal year.

Compensation Committee

The Compensation Committee is composed entirely of Independent Directors and is responsible for administering the Company’s compensation programs and recommending to the Board of Directors other compensation and benefits of the Chief Executive Officer and all named executive officers. The current members of the Compensation Committee are Mr. Thomas (Chairperson), Mr. Dick and Ms. Hinshaw, each of whom meet all applicable standards for Compensation Committee membership under the Nasdaq listing standards. The Compensation Committee held five meetings during the last fiscal year.

The Compensation Committee meets after the end of each fiscal year to determine and recommend to the Board for approval the compensation packages for executive officers in light of the Company’s compensation philosophy and objectives. The Compensation Committee considers recommendations from the Chief Executive Officer as to compensation for each executive officer based upon their performance against Company and personal objectives, other than himself. The Compensation Committee has full responsibility to recommend to the Independent Directors of the Board the compensation package of the Chief Executive Officer and the named executive officers. The Compensation Committee may not delegate its authority regarding executive compensation.

Nominating and Corporate Governance Committee

The members of the Company’s Nominating and Corporate Governance Committee are Mr. Guarch (Chairperson), Mr. Cardinale and Mr. Thomas, each of whom is an Independent Director. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board of Directors, recommending to the Board of Directors the director nominees to be proposed for election by the stockholders and recommending to the Board of Directors corporate governance guidelines and procedures applicable to the Company. The Nominating and Corporate Governance Committee held four meetings during the last fiscal year.

From time to time, the Nominating and Corporate Governance Committee may appoint a Special Committee of Independent Directors to deal with such matters as described in the committee charter.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company. Each stockholder must comply with applicable requirements of the Company’s Amended and Restated Bylaws and the Exchange Act with respect to the nomination of, or proposal of, nominees for election as directors of the Company. Stockholders should submit any such nominations, together with appropriate biographical information and a description of the nominee’s qualifications to serve as director, to the Chairperson of the Nominating and Corporate Governance Committee, c/o Pamela G. Boone, Secretary, Synergetics USA, Inc., 3845 Corporate Centre Drive, O’Fallon, Missouri 63368. The Company’s Corporate Governance Guidelines do not require that qualified director candidates should be limited by specific selection criteria. Candidates are selected for, among other things, their independence, integrity, diverse experience, leadership ability, ability to exercise sound judgment, scientific expertise, experience at policy-making levels involving issues affecting business, government, education and technology, and experience relevant to the Company’s global medical device business. While there is no formal policy with respect to diversity, the Nominating and Corporate Governance Committee does consider such issues as diversity of education, professional experience, differences of viewpoints and skills when assessing individual director nominees. Final approval of a candidate is determined by the full Board of Directors. Nominees to be evaluated by the Nominating and Corporate Governance Committee for future vacancies on the Board of Directors will be selected by the Nominating and Corporate Governance Committee from candidates recommended by multiple sources, including members of the Board of Directors, senior management, independent search firms, stockholders and other sources, all of whom will be evaluated based on the same criteria.

Code of Business Conduct and Ethics

The Company has established a Code of Business Conduct and Ethics, which is applicable to all of its employees, officers and directors. The Code is available on the Company’s website at www.synergeticsusa.com and also available to stockholders in print upon request. We intend to post any future amendments and revisions to the Code of Business Conduct and Ethics on our website.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during the fiscal year ended July 31, 2013, an officer, former officer or employee of the Company or any of its subsidiaries, or a person having a relationship requiring disclosure by the Company pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of (i) the compensation committee of another entity of which one of the executive officers of such entity served on the Company’s Compensation Committee or (ii) the board of directors of another entity of which one of the executive officers of such entity served on the Company’s Board, during the fiscal year ended July 31, 2013.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate directly with the Board of Directors, as a group, or any individual director by submitting written correspondence addressed to the Board or an individual director at Synergetics USA, Inc., 3845 Corporate Centre Drive, O’Fallon, Missouri 63368. All communications are relayed to the appropriate Board member or members.

DIRECTOR COMPENSATION

Directors who are neither employees of the Company nor an immediate family member of an officer of the Company receive the following compensation:

Type	Chairman	Member
Board Meeting	$1,250	$950
Committee Meeting	$1,100	$950
Telephonic Independent Director Meeting	$750	$650
Business Meeting	$950	$950

Directors who are also employees of the Company do not receive compensation for their services as members of the Board of Directors. In addition, the Independent Directors receive compensation at their standard Board meeting rate per day for each day spent at the Company and each day spent away from personal business on Company business.

Compensation for members of the Board has been established and will be reviewed annually by the Compensation Committee. The Compensation Committee may not delegate its authority regarding director compensation, and, except as described above, no executive officer plays a role in determining the amount of director compensation. The Compensation Committee considers the amount of time directors dedicate to Company matters and the need to attract and retain qualified directors when determining Board compensation.

To align the interests of directors with those of the Company’s stockholders, each Independent Director also receives an option to purchase 10,000 shares of the Company’s Common Stock each year in which he or she is elected, appointed, or continues to serve as a director pursuant to the Amended and Restated Synergetics USA, Inc. 2005 Non-Employee Directors’ Stock Option Plan, as amended. These options vest pro-ratably on a quarterly basis over the Independent Director’s next year of service on the Board.

The following table discloses compensation paid for the fiscal year ended July 31, 2013 to the directors for serving as members of the Board. Because he is a management director, there is no director compensation to report for Mr. Hable during the fiscal year ended July 31, 2013. Compensation for Ms. Williams is through June 5, 2013, the date of her effective resignation. Upon her resignation, Ms. Williams forfeited all of her unvested options. There is no compensation presented for Mr. Blankemeyer, as he was elected to the Board after the fiscal year ended July 31, 2013.

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)	Total ($)
Lawrence C. Cardinale	$29,700	$34,200	$63,900
Robert H. Dick	$37,250	$34,200	$71,450
Guy R. Guarch	$26,600	$34,200	$60,800
Juanita H. Hinshaw	$30,450	$34,200	$64,650
D. Graeme Thomas	$28,050	$34,200	$62,250
Patricia S. Williams	$24,950	$17,100	$42,050

(1)	Represents the aggregate grant date fair value for all restricted stock or stock options, as applicable, made to the directors with respect to the fiscal year indicated, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation — Stock Compensation. For information about the assumptions made in this valuation, refer to Note 13 “Stock-Based Compensation Plans” to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013.

(2)	At July 31, 2013, the directors included in this table had the following number of stock options outstanding: Mr. Cardinale — 80,000 options, Mr. Dick — 100,000 options, Mr. Guarch — 80,000 options, Ms. Hinshaw — 80,000 options, Mr. Thomas – 20,000 options and Ms. Williams – 15,000 options.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of November 5, 2013 certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each of the named executive officers and directors, (ii) all executive officers and directors as a group, and (iii) each person known by the Company to beneficially own more than 5% of the Company’s Common Stock based on certain filings made under Section 13 of the Exchange Act. All such information provided by the stockholders who are not executive officers or directors reflects their beneficial ownership as of the dates specified in the relevant footnotes to the table. The percent of shares beneficially owned is based on 25,296,106 shares issued and outstanding as of November 5, 2013.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership		Percent of Shares Beneficially Owned
(i)	Named Executive Officers and Directors(1)
	David M. Hable	192,567	(2)	*
	Robert H. Blankemeyer	--	(3)	*
	Lawrence C. Cardinale	104,244	(4)	*
	Robert H. Dick	133,000	(5)	*
	Guy R. Guarch	86,000	(6)	*
	Juanita H. Hinshaw	406,710	(7)	1.6%
	Jerry L. Malis	380,913	(8)	1.5%
	D. Graeme Thomas	20,000	(9)	*
	Pamela G. Boone	252,470	(10)	1.0%
	Michael R. Fanning	91,180	(11)	*
	Jason J. Stroisch	73,600	(12)	*
(ii)	All Executive Officers and Directors as a Group (11 persons)	1,740,684	(13)	6.7%
(iii)	Certain Beneficial Owners
	Celia Slutsky	1,488,359	(14)	5.9%
	Kopp Investment Advisors, LLC, Kopp Holding Company, LLC and LeRoy C. Kopp	1,438,868	(15)	5.7%

*	Less than 1%.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The address for all directors and executive officers is c/o Synergetics USA, Inc., 3845 Corporate Centre Drive, O’Fallon, Missouri 63368.

(2)	Includes 40,646 shares owned by Mr. Hable, 66,292 shares issued to Mr. Hable subject to restrictions, including an annual vesting period of four or five years from the respective dates of the grant, and 85,629 shares issuable to Mr. Hable subject to options exercisable currently or within 60 days of November 5, 2013.

(3)	Mr. Blankemeyer was appointed to the Board of Directors on September 23, 2013.

(4)	Includes 24,244 shares owned by Mr. Cardinale and 80,000 shares issuable to Mr. Cardinale subject to options exercisable currently or within 60 days of November 5, 2013.

(5)	Includes 33,000 shares owned by Mr. Dick and 100,000 shares issuable to Mr. Dick subject to options exercisable currently or within 60 days of November 5, 2013.

(6)	Includes 6,000 shares owned by Mr. Guarch and 80,000 shares issuable to Mr. Guarch subject to options exercisable currently or within 60 days of November 5, 2013.

(7)	Includes 326,710 shares held in the Hinshaw-Harrison Joint Revocable Living Trust. Ms. Hinshaw, in her capacity as trustee, possesses joint voting and investment power with respect to these shares. Also includes 80,000 shares issuable to Ms. Hinshaw subject to options exercisable currently or within 60 days of November 5, 2013.

(8)	Includes 320,805 shares owned by Dr. Malis, 23,395 shares issued to Dr. Malis subject to restrictions, including an annual vesting period of four or five years from the respective dates of the grant, and 36,713 shares issuable to Dr. Malis subject to options exercisable currently or within 60 days of November 5, 2013.

(9)	Includes 20,000 shares issuable to Mr. Thomas subject to options exercisable currently or within 60 days of November 5, 2013.

(10)	Includes the following: 157,310 shares jointly owned by Ms. Boone and her spouse, 62,820 shares issued to Ms. Boone subject to restrictions, including an annual and a cliff vesting period of four or five years from the respective dates of the grant, and 32,340 shares issuable to Ms. Boone subject to options exercisable currently or within 60 days of November 5, 2013.

(11)	Includes the following: 30,357 shares owned solely and 1,750 shares owned jointly by Mr. Fanning and his spouse, 47,161 shares issued to Mr. Fanning subject to restrictions, including an annual and a cliff vesting period of four or five years from the respective dates of the grant, and 11,912 shares issuable to Mr. Fanning subject to options exercisable currently or within 60 days of November 5, 2013.

(12)	Includes the following: 11,657 shares owned by Mr. Stroisch, 49,787 shares issued to Mr. Stroisch subject to restrictions, including an annual and a cliff vesting period of four or five years from the respective dates of the grant, and 12,156 shares issuable to Mr. Stroisch subject to options exercisable currently or within 60 days of November 5, 2013.

(13)	Includes 538,750 shares issuable to named executive officers and directors subject to options exercisable currently or within 60 days of November 5, 2013.

(14)	Pursuant to Ms. Slutsky’s Schedule 13G filed with the SEC on March 19, 2013, Ms. Slutsky has shared voting and dispositive power over these shares. Ms. Slutsky’s address is 1208 Tockington Court, Rydal, Pennsylvania 19046.

(15)	On January 11, 2013, Kopp Investment Advisors, LLC filed a Schedule 13G with the SEC on behalf of Kopp Investment Advisors, LLC, Kopp Holding Company, LLC and LeRoy C. Kopp pursuant to Rule 13d-1(k) under the Exchange Act. Kopp Investment Advisors, LLC is an investment adviser registered under the Investment Advisers Act of 1940, as amended. It is wholly-owned by Kopp Holding Company, LLC, which is controlled by Mr. Kopp. Kopp Investment Advisors, LLC and Kopp Holding Company, LLC have shared voting power over 1,324,723 shares and shared dispositive power over 1,398,868 shares, for a total shared ownership of 5.5%. Mr. Kopp has shared voting power over 1,324,723 shares, sole dispositive power over 40,000 shares and shared dispositive power over 1,398,868 shares, for a total ownership of 5.7%. The address for all of these beneficial owners is 8400 Normandale Lake Boulevard, Suite 1450, Bloomington, Minnesota 55437.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the SEC and Nasdaq. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of reports furnished to the Company, and on written representations from certain reporting persons, the Company believes that, with respect to the fiscal year ended July 31, 2013, each director, executive officer and 10% stockholder of the Company’s securities made timely filings of all reports required by Section 16 of the Exchange Act.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our named executive officers.

Executive Compensation Philosophy and Objectives

The Compensation Committee believes that compensation paid to our named executive officers should accomplish the following objectives:

•	Reflect the accomplishment of corporate and individual objectives, and

•	Assist the Company in attracting, motivating and retaining superior talent.

Our compensation program is intended to motivate our named executive officers to achieve our business objectives and to align their financial interests with those of our stockholders. These objectives are furthered by a compensation philosophy that is based on the following:

•	Accountability and Recognition for Individual and Corporate Performance: Compensation should depend, in part, on the Company’s overall performance and on each executive officer’s performance in order to motivate and reward success. The Compensation Committee has provided for a portion of the overall compensation packages to be tied to performance through the payments of annual incentive awards in the form of cash bonuses and the grant of long-term incentive awards in the form of stock options and restricted stock.

•	Competition with the Market: Base salaries should generally be competitive with officers with similar positions at companies within our industry and market, subject to individual adjustments as discussed below when applicable.

Compensation Determination Process

Our Compensation Committee is responsible for establishing, implementing and monitoring our executive compensation program. The Compensation Committee consists of Messrs. Thomas and Dick and Ms. Hinshaw, each of whom is an Independent Director and satisfies all applicable standards for Compensation Committee membership under the Nasdaq listing standards. The Compensation Committee typically meets following each fiscal year end to (i) consider and approve salary changes and annual incentive bonuses, if any; (ii) determine and approve long-term incentive awards, if any; and (iii) approve goals recommended by management for the annual incentive program.

In making its determinations regarding compensation, the Compensation Committee evaluates corporate performance and each executive officer’s individual performance. The Compensation Committee through its compensation consultants, utilizes multiple survey sources to determine market-competitive compensation levels for each of the named executives considering the Company’s overall revenue size, the duties performed by each executive and the overall performance of the Company relative to similar companies, as defined immediately below. In addition, the Compensation Committee does review compensation and relative performance data from the following companies (collectively, the “Peer Group”):

•	Bovie Medical Corporation (“Bovie”) is actively engaged in the business of developing, manufacturing and marketing medical products and devices with a strong emphasis in electrosurgical generators and electrosurgical disposables. Bovie has approximately $28 million in annual revenue as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

•	Endologix, Inc. (“Endologix”) develops, manufactures and sells innovative medical devices for the treatment of aortic disorders with its principal products being a stent graft and delivery system, for the treatment of abdominal aortic aneurysms through minimally invasive endovascular repair. Endologix has approximately $106 million in annual revenue as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

•	Iridex Corporation (“Iridex”) is a leading worldwide provider of therapeutic based laser systems, delivery devices and consumable instrumentation used to treat sight-threatening eye diseases in ophthalmology. Iridex has approximately $34 million in annual revenue as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

•	STAAR Surgical Company (“STAAR”) designs, develops, manufactures and sells implantable lenses for the eye. STAAR has approximately $64 million in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

•	Vascular Solutions, Inc. (“Vascular Solutions”) is a medical device company focused on bringing clinically advanced solutions to interventional cardiologists and interventional radiologists worldwide. Vascular Solutions has approximately $98 million in annual revenue as reported in its Annual Report on Form 10-K for December 31, 2012.

The Compensation Committee reviews the executive officer compensation packages of the Peer Group in connection with its executive officer compensation determinations. The Compensation Committee does target the 50th percentile for the executive officer compensation packages in utilizing the Peer Group’s compensation data for purposes of setting executive officer compensation.

The Compensation Committee did not retain a compensation consultant to advise it with respect to fiscal 2013 executive compensation. However, in fiscal 2012, the Compensation Committee hired CBIZ Human Capital Services (“CBIZ”) to provide compensation consulting services with respect to the fiscal 2012 compensation program. When determining fiscal 2013 executive compensation, however, the Committee used the market compensation data provided by CBIZ in its review of fiscal 2012 compensation as a reference point, making adjustments as described herein.

When the Committee retained CBIZ, it did not direct CBIZ to perform its services in any particular manner or under any particular method, and all decisions with respect to the named executive officers’ compensation were made by the Committee. The Company has no relationship with CBIZ or its employees other than the relationship undertaken by the Committee for compensation consulting services. Furthermore, the Committee evaluated CBIZ and its employees under the criteria for evaluating the independence of compensation consultants as set forth in the Nasdaq listing rules and has determined that CBIZ and its employees were, and are, independent.

Following its review of the Company’s compensation program in fiscal 2012, CBIZ concluded that the 2012 base salaries (considering the 50th percentile of the market-competitive compensation data) among the executive positions were above the 2011 market median. However, CBIZ also concluded that the total compensation for the named executive officers was below the 2011 market-competitive compensation data’s 50th percentile due to below-market long-term incentive values.

The mix of the Company’s cash and non-cash compensation and short- and long-term compensation is not subject to a specific policy. Instead, the Compensation Committee considers the Peer Group’s compensation data in light of the Company’s compensation philosophies and objectives outlined above, as well as corporate and individual performance, and makes gradual changes over time as necessary to further these compensation goals. The methodology provides for the Chief Executive Officer to make recommendations to the Compensation Committee regarding proposed salary changes, bonuses and equity compensation awards, if any, for each executive officer other than himself. The Chief Executive Officer also recommends the Company-wide performance goals on which part of each officer’s total compensation is based, as well as the individual performance goals for all executive officers. The Compensation Committee considers these recommendations from the Chief Executive Officer, as well as other factors it believes are relevant, and determines the compensation packages of the executive officers.

Elements of Compensation

Base Salary. As noted above, the Compensation Committee bases salary decisions on a combination of Company and individual performance and Peer Group salary ranges. Company performance is based on the achievement of the Company’s goals as set forth in its annual financial plan, which is discussed in further detail below. The Compensation Committee establishes specific individual performance objectives for purposes of determining salary increases, but bases its decisions on its evaluation of (i) each named executive officer’s general performance over the prior fiscal year, taking into consideration the accomplishment scores each receive, as more fully described below; (ii) the scope of each officer’s duties and responsibilities; (iii) each officer’s experience and expertise; and (iv) the Peer Group range data for similar positions. The Compensation Committee seeks input from Mr. Hable in evaluating the named executive officers other than himself.

When evaluating competitiveness, the Compensation Committee evaluates the salaries of officers with similar positions at the Peer Group companies. As noted above, in reviewing comparative data, the Compensation Committee does benchmark to the 50th percentile for the purpose of establishing salary levels, but will make adjustments depending on the factors listed above. In the Compensation Committee’s view, this external data provides insight into competitiveness, but is not an appropriate single factor in determining base salaries. Rather, the Compensation Committee, as noted above, generally considers overall performance of the Company and the named executive officers’ accomplishment scores on the functional and personal objectives (described below) when making compensation decisions for base salary adjustments.

The base salaries of each of Messrs. Hable, Malis, Fanning and Stroisch and Ms. Boone in fiscal 2013 are reflected in the Summary Compensation Table and were determined according to the methodology discussed above, based in part on the Peer Group data provided by CBIZ for fiscal 2012 compensation. Because the Peer Group data provided by CBIZ is based on the compensation paid by our Peer Group in fiscal 2011, the fiscal 2013 salaries of the Company’s named executive officers fall above the 50th percentile in the Peer Group range.

Name	Fiscal 2013 Salary	2011 Peer Group Range (25th to 75th Percentile)		Percentile in 2011 Peer Group Range
David M. Hable	$410,800	$311,266	$448,789	50% to 75%
Jerry L Malis	$283,832	$189,161	$247,574	>75%
Pamela G. Boone	$280,779	$197,969	$264,160	>75%
Jason J. Stroisch	$260,000	$170,310	$226,934	>75%
Michael Fanning	$222,485	$146,572	$206,787	>75%

Bonus Compensation. The Compensation Committee and Company management believe the establishment of clear objectives with periodic measurement of results is an effective method for focusing resources, communicating mission and strategy for the period, and in determining the individual named executive officer’s contribution to the achievement of Company goals. Accordingly, the Company implemented a method for establishing clear, measurable objectives for the named executive officers, divided into two categories:

•	Company-wide objectives, and

•	Functional and personal development objectives.

Bonuses earned in fiscal 2013 were not calculable as of the latest practicable date prior to the filing and mailing of this Proxy Statement. However, in determining the fiscal 2013 bonuses, the Committee intends to consider both Company-wide objectives and each named executive officer’s functional and personal development objectives. Company-wide objectives will be weighted as 60% of the cash bonus opportunity, and the functional and personal development objectives will be weighted as 40% of the cash bonus opportunity. Each year, the Compensation Committee establishes the Company-wide objectives and the functional and personal objectives for the executive officers with input from the Chief Executive Officer.

Company-wide goals are recommended to the Board of Directors by management at reasonable levels each year to motivate the named executive officers to succeed and focus on both short- and long-term Company objectives. Target goals are designed to be reasonable and as such, the Committee believes that bonuses are deserved if an executive achieves greater than 90% of their cumulative Company-wide and functional and personal objectives.

Company-wide objectives established for fiscal 2013 were:

•	Sales of approximately $66 million;

•	Gross Profit of approximately $40 million;

•	Gross Margin of approximately 60%;

•	Operating Income of approximately $12 million; and

•	Earnings per Share of $0.30.

In 2013, each of these four Company-wide objectives was equally weighted at 25% of the overall Company-wide goals. In 2013, the Company-wide goals were 61% achieved. Based upon this performance relative to Company-wide objectives, fiscal 2013 bonuses will be minimal.

Pursuant to the bonus program in place for fiscal 2013, the total score for the Company-wide goals will be weight-averaged (at 60% weight) with the functional and personal goals (at 40% weight). The functional and personal developmental goals for each named executive officer include projects within each of their functional areas of the Company and individual growth goals.

Accomplishments at the end of the period are compared to objectives set at the beginning of the period with “scoring” of each objective relative to 100% accomplishment of the objective. The scores for each category are then averaged, and the average score is translated to a percentage of base salary in accordance with the following scale. The Committee has discretion to adjust the final payouts for percentages which fall within the table:

Average Accomplishment Score	Named Executives’ Percentage of Base Salary
91%	1.5%
92%	3.0%
93%	4.5%
94%	6.0%
95%	7.5%
96%	9.0%
97%	10.5%
98%	12.0%
99%	13.5%
100%	15.0%
101-105%	17.5%
106-110%	20%
110-120%	25%
120-130%	30%

As noted above, the final bonus amounts for each of the named executive officers are not calculable as of the latest practicable date prior to the filing and mailing of this Proxy Statement. The Compensation Committee is in the process of evaluating each named executive officer’s accomplishment scores in light of the Company-wide achievements and intends to make its final determinations no later than November 30. Given the achievement level of the Company-wide objectives, the Compensation Committee expects to award minimal bonuses. Per the instructions to Item 402 of Regulation S-K, the Company will file a Form 8-K reporting the bonuses awarded to each named executive officer.

The Compensation Committee retains full discretion in awarding bonuses to the named executive officers, including by adjustment of the amounts to be received as calculated under this methodology.

Equity Awards. The Compensation Committee grants equity-based compensation as part of the executive officers compensation. The Committee targets the value of annual equity awards to fall within the 50th percentile of the Company’s market competitive compensation data and has the discretion to award both options and restricted stock.

Pursuant to the Company’s Amended and Restated 2001 Stock and Performance Incentive Plan (the “2001 Stock and Performance Incentive Plan”), employees, including our executive officers, of, and consultants and advisors to, our Company and its subsidiaries are eligible to receive awards of incentive and non-statutory stock options, restricted stock and unrestricted Common Stock. While the Compensation Committee considers the recommendations of management, the Compensation Committee has the exclusive authority and sole discretion to administer the 2001 Stock and Performance Incentive Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, subject to the limitations set forth in the 2001 Stock and Performance Incentive Plan.

Pursuant to the terms of the 2001 Stock and Performance Incentive Plan, stock options with respect to no more than 100,000 shares of Common Stock may be granted to any individual participant during any one calendar year period. Options granted pursuant to the 2001 Stock and Performance Incentive Plan are subject to the terms of the option agreement related to the specific grant; provided, however, that (i) the term of any incentive stock option granted to a non-10% stockholder of the Company pursuant to the 2001 Stock and Performance Incentive Plan may be no more than 10 years from the date of grant, and (ii) the term of any incentive stock option granted to a 10% stockholder of the Company pursuant to the 2001 Stock and Performance Incentive Plan may be no more than five years from the date of grant.

Incentive stock options must be granted at no less than the fair market value of the Company’s Common Stock on the grant date; provided, however, that incentive stock options granted to 10% stockholders must be granted at no less than 110% of such fair market value. Non-statutory stock options must be granted at no less than 85% of the fair market value of the Company’s Common Stock on the date of grant.

Generally, to the extent that an optionee’s employment with the Company is terminated other than for cause, the optionee may, but only within 90 days (or such other period of time as determined by the Board of Directors) after such date of termination, but in no event later than the expiration date of the option as set forth in the respective option agreement, exercise his or her options to the extent the optionee was entitled to exercise the option at the date of termination.

Pursuant to the terms of the 2001 Stock and Performance Incentive Plan, restricted stock awards may also be granted. Restricted stock awards are subject to such restrictions and conditions as the Compensation Committee determines. Such conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. If the recipient violates any of the restrictions during the period specified by the Committee or the performance standards fail to be satisfied, the restricted stock is forfeited.

Other Employment Benefits. The named executive officers are provided with a limited number of de minimus perquisites and are eligible to participate in the Company’s health, 401(k) and other benefit plans available generally to all Company employees on the same terms as all Company employees.

Severance and Other Post-Termination Benefits. Each of Messrs. Hable, Malis, Fanning and Stroisch and Ms. Boone have change in control agreements with the Company. The change in control agreements provide that if employment is terminated within one year for cause or disability following a change in control (as each term is defined in the change in control agreements), as a result of the officers’ death, or by the officer other than as an involuntary termination (as defined in the change in control agreements), the Company shall pay the officer all compensation earned or accrued through his or her employment termination date, including (i) base salary; (ii) reimbursement for reasonable and necessary expenses; (iii) vacation pay; (iv) bonuses and incentive compensation; and (v) all other amounts to which they are entitled under any compensation or benefit plan of the Company (“Standard Compensation Due”).

If the officer’s employment is terminated within one year following a change in control without cause and for any reason other than death or disability, including an involuntary termination, and provided the officer enters into a separation agreement within 30 days of his or her employment termination, he or she shall receive the following: (i) all Standard Compensation Due and any amount payable as of the termination date under the Company’s objectives-based incentive plan, the sum of which shall be paid in a lump sum immediately upon such termination; and (ii) an amount equal to one times his or her annual base salary at the rate in effect immediately prior to the change in control, to be paid in 12 equal monthly installments beginning in the month following his or her employment termination. Furthermore, all of the officer’s awards of shares or options shall immediately vest and be exercisable for one year after the date of his or her employment termination.

Impact of Tax Treatments of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a publicly held corporation will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). In general, stock options and restricted stock granted under our 2001 Stock and Performance Incentive Plan are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m), thus excluding from the Section 162(m) compensation limitation any income recognized by executives pursuant to such stock options. The Compensation Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering our compensation programs.

Report of the Compensation Committee

In the performance of its oversight function for the year ended July 31, 2013, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based upon such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

D. Graeme Thomas (Chairperson)
Robert H. Dick
Juanita H. Hinshaw

2013 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards(1)	Option Awards(1)	All Other Compensation	Total
David M. Hable	2013	$410,800	$--	(2)	$96,760	$103,028	$675	$611,263
President & Chief	2012	$395,000	$35,550		$357,637	$389,495	$2,469	$1,180,151
Executive Officer	2011	$372,000	$70,794		$—	$35,822	$7,778	$486,394

Jerry L. Malis	2013	$283,832	$--	(2)	$33,425	$35,592	$—	$352,849
Executive Vice President	2012	$278,267	$23,653		$127,400	$88,679	$—	$517,999
& Chief Scientific Officer	2011	$272,820	$32,737		$—	$42,733	$—	$348,290

Pamela G. Boone	2013	$280,779	$--	(2)	$33,068	$35,209	$1,250	$350,306
Executive Vice President	2012	$270,684	$18,176		$159,250	$96,089	$1,735	$545,934
& Chief Financial Officer	2011	$262,800	$31,440		$—	$42,733	$650	$337,623

Jason J. Stroisch	2013	$260,000	$--	(2)	$21,434	$22,822	$1,275	$305,531
Vice President of	2012	$214,961	$18,750		$137,815	$65,353	$1,735	$438,614
Marketing & Technology	2011	$208,700	$25,044		$—	$27,674	$650	$262,068

Michael R. Fanning	2013	$222,485	$--	(2)	$18,342	$19,528	$9,075	$269,430
Vice President of	2012	$214,961	$11,178		$137,815	$65,353	$8,575	$437,882
Domestic Sales	2011	$208,700	$31,305		$—	$27,674	$8,400	$276,079

(1)	Represents the aggregate grant date fair value for all restricted stock or stock options, as applicable, granted to the named executive officers in the fiscal year indicated, computed in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation. For information about the assumptions made in this valuation, refer to Note 13 “Stock-Based Compensation Plans” to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013.

(2)	Bonus amounts earned in fiscal 2013 were not calculable as of the latest practicable date prior to the filing and mailing of this Proxy Statement. As disclosed in the Compensation Discussion & Analysis, the Compensation Committee intends to make final determinations with respect to the fiscal 2013 bonuses no later than November 30. Per the instructions to Item 402 of Regulation S-K, the Company will file a Form 8-K when the bonus amounts have been determined, disclosing both the fiscal 2013 bonuses and new fiscal 2013 total compensation amounts for each named executive officer. For details on how the bonuses will be determined, see the Compensation Discussion & Analysis section of this Proxy Statement.

2013 Grants of Plan-Based Awards Table

The following table sets forth additional information about plan-based awards granted in the fiscal year ended July 31, 2013:

	Grant	Estimated Future Payouts Under Equity Incentive Plan Awards(1)				Exercise or Base Price of Options	Grant Date Fair Value of Stock and Option
Name	Date	Threshold	Target		Maximum	Awards	Awards

David M. Hable	12/14/2012		21,407	(2)			$96,760
	12/14/2012		30,125	(3)		$4.52	$103,028
Jerry L. Malis	12/14/2012		7,395	(2)			$33,425
	12/14/2012		10,407	(3)		$4.52	$35,592
Pamela G. Boone	12/14/2012		7,316	(2)			$33,068
	12/14/2012		10,295	(3)		$4.52	$35,209
Jason J. Stroisch	12/14/2012		4,742	(2)			$21,434
	12/14/2012		6,673	(3)		$4.52	$22,822
Michael R. Fanning	12/14/2012		4,058	(2)			$18,342
	12/14/2012		5,710	(3)		$4.52	$19,528

(1)	All awards disclosed were made pursuant to the 2001 Stock and Performance Incentive Plan.

(2)	These shares of restricted stock vest proratably over four years from the date of the grant.

(3)	These options vest in equal monthly installments over four years from the date of grant and expire on December 14, 2022.

2013 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding options and stock awards held by the named executive officers as of July 31, 2013.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units Of Stock that Have Not Vested (#)		Market Value Of Shares Or Units of Stock That Have Not Vested ($)
David M. Hable	16,000	(1)	—		$1.00	1/28/19
	18,666	(2)	9,917	(2)	$1.37	12/18/19
	5,251	(3)	4,913	(3)	$4.43	12/16/20
	27,247	(4)	58,796	(4)	$6.21	12/14/21
	4,393	(5)	25,732	(5)	$4.52	12/14/22
							44,885	(17)	$196,147
							21,407	(18)	$93,549

Jerry L. Malis	5,000	(6)	—		$0.90	12/12/18
	12,542	(7)	4,958	(7)	$1.37	12/18/19
	6,265	(8)	5,860	(8)	$4.43	12/16/20
	6,204	(9)	13,386	(9)	$6.21	12/14/21
	1,518	(10)	8,889	(10)	$4.52	12/14/22
							16,000	(17)	$69,920
							7,395	(18)	$32,316

Pamela G. Boone	12,542	(7)	4,958	(7)	$1..37	12/18/19
	6,265	(8)	5,860	(8)	$4.43	12/16/20
	6,722	(11)	14,505	(11)	$6.21	12/14/21
	1,501	(12)	8,794	(12)	$4.52	12/14/22
							15,263	(19)	$66,699
							35,504	(20)	$155,152
							20,000	(17)	$87,400
							7,316	(18)	$31,971

Jason J. Stroisch	4,057	(13)	3,795	(13)	$4.43	12/16/20
	4,572	(14)	9,865	(14)	$6.21	12/14/21
	973	(16)	5,700	(16)	$4.52	12/14/22
							5,777	(19)	$25,245
							27,737	(20)	$121,211
							17,308	(17)	$75,636
							4,742	(18)	$20,723

Michael R. Fanning	4,057	(13)	3,795	(13)	$4.43	12/16/20
	4,572	(14)	9,865	(14)	$6.21	12/14/21
	833	(15)	4,877	(15)	$4.52	12/14/22
							7,167	(19)	$31,320
							25,795	(20)	$112,724
							17,308	(17)	$75,636
							4,058	(18)	$17,733

(1)	Represents an option to purchase 48,000 shares of Common Stock granted on January 28, 2009. The option vests in 12 equal quarterly installments, beginning in the quarter during which the option was granted. Mr. Hable has exercised 32,000 of these options.

(2)	Represents an option to purchase 35,000 shares of Common Stock granted on December 18, 2009 that vests proratably over 60 months from the date of the grant. Mr. Hable has exercised 6,417 of these options.

(3)	Represents an option to purchase 10,164 shares of Common Stock granted on December 16, 2010 that vests proratably over 60 months from the date of the grant.

(4)	Represents an option to purchase 86,043 shares of Common Stock granted on December 14, 2011 that vests proratably over 60 months from the date of the grant.

(5)	Represents an option to purchase 30,125 shares of Common Stock granted on December 14, 2012 that vests proratably over 48 months from the date of the grant.

(6)	Represents an option to purchase 5,000 shares of Common Stock granted on December 12, 2008 that vests proratably at the end of each quarter over a 12-month period beginning on December 12, 2008.

(7)	Represents an option to purchase 17,500 shares of Common Stock granted on December 18, 2009 that vests proratably over 60 months from the date of the grant.

(8)	Represents an option to purchase 12,125 shares of Common Stock granted on December 16, 2010 that vests proratably over 60 months from the date of the grant.

(9)	Represents an option to purchase 19,590 shares of Common Stock granted on December 14, 2011 that vests proratably over 60 months from the date of the grant.

(10)	Represents an option to purchase 10,407 shares of Common Stock granted on December 14, 2012 that vests proratably over 48 months from the date of the grant.

(11)	Represents an option to purchase 21,227 shares of Common Stock granted on December 14, 2011 that vests proratably over 60 months from the date of the grant.

(12)	Represents an option to purchase 10,295 shares of Common Stock granted on December 14, 2012 that vests proratably over 48 months from the date of the grant.

(13)	Represent an option to purchase 7,852 shares of Common Stock granted on December 16, 2010 that vests proratably over 60 months from the date of the grant.

(14)	Represents an option to purchase 14,437 shares of Common Stock granted on December 14, 2011 that vests proratably over 60 months from the date of the grant.

(15)	Represents an option to purchase 5,710 shares of Common Stock granted on December 14, 2012 that vests proratably over 48 months from the date of the grant.

(16)	Represents an option to purchase 6,673 shares of Common Stock granted on December 14, 2012 that vests proratably over 48 months from the date of the grant.

(17)	These shares vest proratably over 5 years from December 12, 2011.

(18)	These shares vest proratably over 4 years from December 12, 2012.

(19)	These shares vest on August 1, 2013.

(20)	These shares vest on August 1, 2014.

2013 Option Exercises and Stock Vested Table

The following table sets forth the exercise of options and vesting of restricted stock during the fiscal year ended July 31, 2013 for the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
David M. Hable			11,229	$50,418

Jerry L. Malis			4,000	$17,960

Pamela G. Boone	41,310	$151,636	11,050	$53,482
			5,000	$22,450

Jason J. Stroisch			1,153	$5,581
			4,327	$19,428

Michael R. Fanning			1,949	$9,433
			4,327	$19,428

CHANGE IN CONTROL AGREEMENTS

Each of Messrs. Hable, Malis, Fanning and Stroisch and Ms. Boone have entered into change in control agreements with the Company. The change in control agreements have rolling one-year terms and expire 30 days after the executive’s employment is terminated. Payments to which the executive is due under the change in control agreement are not subject to reduction in the event he or she receives other compensation for services rendered after termination of employment, and the executive is under no duty to mitigate any payments.

The change in control agreements provide that if the executive’s employment is terminated within one year following a change in control for cause or disability (as both are defined in the change in control agreement), as a result of his or her death or by the executive other than as Involuntary Termination (as defined in the change in control agreement), the Company shall pay to the executive all compensation earned or accrued through the employment termination date, including (i) base salary; (ii) reimbursement for reasonable and necessary expenses; (iii) vacation pay; (iv) bonuses and incentive compensation; and (v) all other amounts to which he or she is entitled under any compensation or benefit plan of the Company (“Standard Compensation Due”).

If Messrs. Hable, Malis, Fanning or Stroisch or Ms. Boone is terminated within one year following a change in control without cause and for any reason other than death or disability, including involuntary termination, and provided the executive enters into a separation agreement within 30 days of the employment termination, the executive shall receive an amount equal to the sum of the following: (i) all Standard Compensation Due; (ii) an amount equal to one times the annual base salary at the rate in effect immediately prior to the change in control; and (iii) any amount payable as of the termination date under the Company’s objectives-based incentive plan. Such amount shall be paid in 12 equal monthly installments beginning in the month after such termination. Furthermore, all awards of shares or options shall immediately vest and be exercisable for one year after the date of involuntary employment termination.

As defined in the change in control agreement, a “change in control” means: (i) the acquisition by any person (as defined in the change in control agreement) of securities of the Company representing 51% or more of the combined voting power of the Company’s outstanding voting securities; (ii) a change in the composition of the Board of Directors of the Company such that during any period of up to two consecutive years, individuals who constitute members of the Board of Directors at the beginning of the period cease to constitute the majority thereof; and (iii) the closing of certain mergers or consolidations of the Company with any other corporation.

The table below presents potential payments to each of our named executive officers as if the officer’s employment had been terminated as of July 31, 2013, the last day of fiscal 2013, within one year following a change in control without cause and for any reason other than death or disability, including involuntary termination, and provided the executive enters into a separation agreement within 30 days of the employment termination.

Named Executive Officer	Salary	Stock Compensation	Total
David M. Hable	$410,800	$429,365	$840,165
Jerry L. Malis	$283,832	$172,086	$455,918
Pamela G. Boone	$280,779	$393,723	$674,502
Michael R. Fanning	$222,485	$237,413	$459,898
Jason J. Stroisch	$260,000	$251,253	$511,253

If any named executive officer was terminated within one year following a change in control for cause, disability, death or by the executive other than as involuntary termination, the executive officer would be entitled to their Standard Compensation Due, all of which would have been accrued as of July 31, 2013 except for bonuses. Bonuses due to the named executive officers as of July 31, 2013 were not calculable as of the latest practicable date prior to the filing and mailing of this Proxy Statement. Pursuant to the instructions to Item 402 of Regulation S-K, a reasonable estimate of the bonuses that each named executive officer would have been due if the triggering termination event had occurred on July 31, 2013 would be as follows: Mr. Hable -- $35,550, Dr. Malis -- $23,653, Ms. Boone -- $18,176, Mr. Fanning -- $11,178 and Mr. Stroisch -- $18,750 as determined by the Compensation Committee. These amounts were estimated based upon fiscal year 2012 actual bonus amounts paid in fiscal 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating and Corporate Governance Committee reviews and approves all transactions between the Company and any related person that are required to be disclosed pursuant to Item 404 of Regulation S-K. “Related person” and “transaction” shall have the meanings given to such terms in Item 404 of Regulation S-K, as amended from time to time. In determining whether to approve or ratify a particular transaction, the Nominating and Corporate Governance Committee will take into account any factors it deems relevant.

PROPOSAL 2 — APPROVAL OF SECOND AMENDED AND RESTATED
SYNERGETICS USA, INC. 2001 STOCK AND PERFORMANCE INCENTIVE PLAN

On October 17, 2013, the Board of Directors adopted, subject to stockholder approval, an amendment to the 2001 Stock Plan in the form of the Second Amended 2001 Stock and Performance Incentive Plan. If adopted by the stockholders, the Second Amended 2001 Stock and Performance Incentive Plan would increase the number of shares authorized for issuance under the 2001 Stock Plan from 1,345,000 to 2,000,000.

The purpose of the Second Amended 2001 Stock and Performance Incentive Plan is to attract, retain and motivate officers, directors, key employees and consultants of the Company, to compensate these individuals for their contributions to the Company, and to align the interests of these individuals with those of holders of the Company’s Common Stock.

A copy of the Second Amended 2001 Stock and Performance Incentive Plan is attached as Appendix A to this proxy statement. The following summary of the material terms of the Second Amended 2001 Stock and Performance Incentive Plan, is qualified in its entirety by reference to the full text of the Second Amended 2001 Stock and Performance Incentive Plan.

Administration

The Second Amended 2001 Stock and Performance Incentive Plan is administered by the Compensation Committee. While the Compensation Committee considers the recommendations of management, the Compensation Committee has the exclusive authority and sole discretion to administer the Second Amended 2001 Stock and Performance Incentive Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, subject to the limitations set forth in the Second Amended 2001 Stock and Performance Incentive Plan.

Eligibility

Persons eligible to participate in the Second Amended 2001 Stock and Performance Incentive Plan include all employees, officers, directors and consultants of the Company or any of its subsidiaries who, in the opinion of the Compensation Committee, are primarily responsible for the continued growth and development and future financial success of the Company. The number of employees, including officers, and consultants who are eligible to receive awards under the Second Amended 2001 Stock and Performance Incentive Plan is approximately 15. The Company’s directors are also eligible to receive awards under the Second Amended 2001 Stock and Performance Incentive Plan. Excluding Mr. Hable, the Company has six directors.

Number of Shares Subject to the Second Amended 2001 Stock and Performance Incentive Plan

The maximum number of shares of the Company’s Common Stock that may be issued under the 2001 Stock Plan is currently 1,345,000. If the Second Amended 2001 Stock and Performance Incentive Plan is approved by the stockholders, the maximum number of shares authorized for issuance under the Second Amended 2001 Stock and Performance Incentive Plan will be increased by 655,000 to 2,000,000. As of November 5, 2013, the market value of a share of the Company’s Common Stock was $4.25.

Awards under the Second Amended 2001 Stock and Performance Incentive Plan

Stock Options

Options granted pursuant to the Second Amended 2001 Stock and Performance Incentive Plan may be either incentive stock options or nonstatutory stock options as determined by the Compensation Committee, provided that incentive stock options may be granted only to employees of the Company or any subsidiary; and (ii) no incentive stock option may be granted following the 10th anniversary of the effective date of the Second Amended 2001 Stock and Performance Incentive Plan. The term, vesting and other conditions of option awards shall be determined by the Compensation Committee, except that in the case of an incentive stock option, the term shall be no more than 10 years from the date of grant or five years from the date of grant in the case of a participant holding more than 10% of the voting power of the Company’s Common Stock. The exercise price of each option award shall be not less than 85% of the fair market value of the Company’s Common Stock on the date of grant. The exercise price of incentive stock options awarded to a participant holding more than 10% of the voting power of the Company’s Common Stock shall be not less than 110% of the fair market value of the Company’s Common Stock on the date of grant.

Vested and unvested options held by a participant who is terminated for cause shall terminate immediately. In the event a participant is otherwise terminated, the participant may, within 90 days of termination, exercise his or her options to the extent he or she was entitled to exercise such options at the date of termination. In the event of termination due to disability or death during a participant’s employment with the Company, a participant, or his or her estate or representative in the case of a participant’s death, may exercise the option within 12 months of the termination date to the extent the participant was otherwise entitled to exercise it at the date of such termination. In the event of the death of a participant within 30 days of the participant’s termination without cause, the option may be exercised, at any time within six months following the date of to the extent the participant was entitled to exercise the option at the date of death.

Restricted Stock

The Compensation Committee may grant shares of restricted stock to any officer, employee or consultant of the Company or its subsidiaries, subject to such restrictions and conditions as the Compensation Committee may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. Participants receiving restricted stock shall have the rights of a stockholder with respect to the Common Stock subject to the restricted stock award, including, but not limited to, the right to vote and receive dividends with respect to the award. If a participant is terminated before the restricted stock award vests, the award shall be forfeited.

Stock Awards

The Compensation Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Compensation Committee) a stock award to any officer, employee or consultant of the Company or its subsidiaries, pursuant to which such participant may receive shares of Common Stock free of any vesting restrictions with respect to past services or other valid consideration, or in lieu of any cash compensation due to such participant.

Performance Awards

The Compensation Committee may, in its sole discretion, grant a performance award to one or more officers or employees of the Company payable in cash or in shares of Common Stock, including restricted stock, which may be conditioned on the achievement of one or more of the following objective performance criteria with respect to the Company as a whole or any subsidiary or individual business unit: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions, strategic plan development and implementation and objective business criteria that apply to an individual, business unit or Company as a whole.

Transferability

Awards granted pursuant to the Second Amended 2001 Stock and Performance Incentive Plan are transferable by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order. The Compensation Committee may, in its discretion, provide that stock options granted to a participant may be transferred, in whole or in part, to one or more transferees provided that (i) any such transfer must be without consideration; (ii) each transferee must be a member of the participant’s immediate family or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the participant’s family; and (iii) such transfer must be specifically approved by the Compensation Committee.

Amendment and Termination

The Board of Directors may terminate, amend or modify the Second Amended 2001 Stock and Performance Incentive Plan at any time. However, stockholder approval is required for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule.

Federal Income Tax Consequences

Options

The grant of a stock option (either an incentive stock option or a non-qualified/nonstatutory stock option) is not expected to result in any taxable income for the recipient or optionee.

No taxable income is realized by the optionee upon the exercise of an incentive stock option. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) the Company will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) the Company will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of the Company’s Common Stock acquired on the date of exercise over the exercise price, and the Company generally will be entitled at that time to an income tax deduction for the same amount included in the optionee’s income.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option will depend on how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under a non-qualified stock option.

Restricted Stock

Recipients of grants of restricted stock generally will be required to include as ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an owner of restricted stock who makes a Section 83(b) election pursuant to Section 83(b) of the Internal Revenue Code (“83(b) Election”) within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the owner made an 83(b) Election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. The Company will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Other Stock Grants

As to other grants of shares of the Company’s Common Stock made under the Second Amended 2001 Stock and Performance Incentive Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (1) the fair market value of the shares received (determined as of the date of receipt) over (2) the amount (if any) paid for the shares by the holder of the award. The Company generally will be entitled at that time to an income tax deduction for the same amount.

Performance Awards

Recipients of grants of performance awards will generally not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (1) the amount of cash received under the terms of the award or, as applicable, (2) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Cash or shares to be received pursuant to a performance award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. The Company will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Income Tax Deduction

Subject to the usual rules concerning reasonable compensation, including the Company’s obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options and certain other awards paid under the Second Amended 2001 Stock and Performance Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and Treasury Regulations promulgated thereunder, the Company generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Second Amended 2001 Stock and Performance Incentive Plan.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise of a non-qualified option or an incentive stock option, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Internal Revenue Code if the recipient has had a non-exempt acquisition of shares of the Company’s Common Stock within the six months prior to the exercise or vesting. Accordingly, the amount of any ordinary income recognized and the amount of the Company’s income tax deduction will be determined as of the end of that period (unless an 83(b) Election is made by the recipient to recognize income as of the date the shares are received).

Section 409A of the Internal Revenue Code

The Second Amended 2001 Stock and Performance Incentive Plan contains provisions intended to prevent adverse tax consequences under Section 409A of the Internal Revenue Code to holders of awards granted under the Second Amended 2001 Stock and Performance Incentive Plan.

New Plan Benefits

No awards made under the 2001 Stock and Performance Incentive Plan prior to the date of the 2013 Annual Meeting have been made subject to stockholder approval of the Second Amended 2001 Stock and Performance Incentive Plan. The number and types of awards that will be granted under the Second Amended 2001 Stock and Performance Incentive Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion.

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plans in effect as of July 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity Compensation Plans Approved By Security Holders	747,662	$4.17	398,632
Equity Compensation Plans Not Approved By Security Holders	—	—	—
Total	747,662	$4.17	398,632

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND AMENDED AND RESTATED 2001 STOCK AND PERFORMANCE INCENTIVE PLAN

ROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has designed and implemented executive compensation programs that are intended to reflect the accomplishment of corporate and individual objectives and assist the Company in attracting, motivating and retaining superior talent. Accordingly, the total direct compensation of our named executive officers consisted of a mix of base salary, annual cash bonuses and long-term incentive awards consisting of stock options and restricted stock.

Detailed information about the compensation of our named executive officers is provided in the “Executive Compensation” section of this proxy statement which includes the “Compensation Discussion and Analysis,” compensation tables and narrative discussion.

While this vote is advisory, and not binding on our Company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Committee will be able to consider when determining executive compensation for the remainder of fiscal 2014 and beyond.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of UHY LLP (“UHY”) acts as our principal independent registered public accounting firm.

The following table shows fees billed for professional services rendered by UHY for fiscal 2013 and fiscal 2012:

	Fiscal Year Ended July 31, 2013	Fiscal Year Ended July 31, 2012
Audit Fees(1)	$346,508	$355,314
Audit-Related Fees(2)	$12,943	$16,726
Total	$359,451	$372,040

(1)	Audit Fees for the fiscal years ended July 31, 2013 and 2012 represent fees for services for the audit of the consolidated financial statements, the review of the quarterly financial statements and consultation concerning financial accounting and reporting standards.

(2)	Audit-Related Fees for the fiscal years ended July 31, 2013 and 2012 represent fees for services for the audit of the Synergetics Inc. Incentive Savings Plan.

Pursuant to the Audit Committee’s charter, all audit and permissible non-audit services provided by the independent registered public accounting firm must be pre-approved. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of service. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the policies set forth in the Audit Committee charter. Consistent with the Audit Committee’s policy, all audit and permissible non-audit services provided by UHY during the fiscal years ended July 31, 2013 and 2012 were pre-approved by the Audit Committee.

In considering the nature of the services provided by the independent registered public accounting firm for the fiscal year ended July 31, 2013, the Audit Committee determined that such services were compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and management for the fiscal year ended July 31, 2013 to determine that they were permitted under the rules and regulations concerning auditors’ independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as rules of the American Institute of Certified Public Accountants.

UHY acted as the Company’s independent registered public accounting firm for all of the 2013 fiscal year. The Audit Committee selected UHY to act as the Company’s independent registered public accounting firm for the 2014 fiscal year. UHY representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Company is asking its stockholders to ratify the selection of UHY as the Company’s independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of UHY to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended July 31, 2013, including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In addition, the Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting. In addition, the Audit Committee has reviewed and discussed with management and UHY LLP management’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 31, 2013, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors.

Juanita H. Hinshaw (Chairperson)
Lawrence C. Cardinale
Robert H. Dick
Guy R. Guarch

OTHER MATTERS

Management does not know of any other business that may be considered at the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

The Company will bear the costs of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by electronic mail, personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

ANNUAL REPORT ON FORM 10-K

Along with mailing the proxy materials, we have included a copy of our Annual Report on Form 10-K for the fiscal year ended July 31, 2013. We will provide stockholders with additional copies of our Annual Report on Form 10-K for the fiscal year ended July 31, 2013, without charge, upon written request to Pamela G. Boone, Secretary, Synergetics USA, Inc., 3845 Corporate Centre Drive, O’Fallon, Missouri 63368.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be householding our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be householding communications to your address, householding will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker or, if a stockholder is a direct holder of shares of our Common Stock, they should submit a written request to our transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

To delist yourself from householding in the future you may write the Company at 3845 Corporate Centre Drive, O’Fallon, Missouri 63368, Attention: Pamela G. Boone or call (636) 939-5100. Upon written or oral request directed to the Company at the address or phone number listed above, we will deliver promptly a separate copy of the proxy materials.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals submitted for inclusion in the proxy statement and form of proxy for the 2014 Annual Meeting of Stockholders must be received at the corporate offices of the Company, addressed to the attention of Ms. Pamela G. Boone, Secretary, Synergetics USA, Inc. no later than July 15, 2014. The proposals must comply with the rules of the SEC relating to stockholder proposals. The Company’s Bylaws provide that no business may be brought before an annual meeting unless specified in the notice of meeting, brought before the meeting by or at the direction of the Board of Directors, or otherwise brought by a stockholder who has delivered notice to the Company (containing certain information specified in the Bylaws) not less than 60 or more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders. Therefore, for the 2014 Annual Meeting of Stockholders, such notice must be delivered no earlier than September 13, 2014 and no later than October 13, 2014. A copy of the full text of these Bylaw provisions may be obtained by writing to the Secretary at the address indicated above.

By Order of the Board of Directors,

PAMELA G. BOONE
Secretary

November 12, 2013

APPENDIX A

SECOND AMENDED AND RESTATED

SYNERGETICS USA, INC.

2001 STOCK AND PERFORMANCE INCENTIVE PLAN

1.                  Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Non-Employee members of the Board of Directors and Consultants (sometimes referred to herein as “Participants”) of the Company and its Subsidiaries and to promote the success of the Company’s business.

2.                  Certain Definitions. As used herein, the following definitions shall apply:

(a)              “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Stock Awards and Performance Awards.

(b)              “Board” means the Board of Directors of the Company.

(c)              “Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(d)              “Committee” means any Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

(e)              “Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

(f)               “Company” means Synergetics USA, Inc., a Delaware corporation.

(g)              “Consultant” means any person, including an advisor, including a Non-Employee Director, who is engaged by the Company or any Parent or Subsidiary to render services.

(h)              “Continuous Status as an Employee” means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

(i)                “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.

(j)                “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)               “Fair Market Value” means: (i) if the Common Stock is traded in the over-the-counter market and bid and ask prices are reported by a nationally recognized service, the Fair Market Value on any given date shall be the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported; or (ii) if the Common Stock is admitted to trading on a United States securities exchange, the NASDAQ National Market or the NASDAQ Capital Market, the Fair Market Value on any date shall be the closing price reported in The Wall Street Journal for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported; and (iii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

(l)                “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(m)             “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(n)              “Officer” means an Officer of the Company as defined in Rule 16a-1(f) of the Exchange Act.

(o)              “Option” means a stock option granted pursuant to the Plan.

(p)              “Optioned Stock” means the Common Stock subject to an Option.

(q)              “Optionee” means an Employee or Consultant who receives an Option.

(r)               “Performance Award” shall mean any right granted under Section 14 of the Plan.

(s)              “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t)               “Plan” means this Second Amended and Restated Synergetics USA, Inc. 2001 Stock and Performance Incentive Plan.

(u)              “Plan Administrator” means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

(v)              “Restricted Stock” means shares of Common Stock acquired pursuant to a Restricted Stock Award under Section 12 below.

(w)             “Restricted Stock Award” means any Award granted pursuant to Section 12 of the Plan.

(x)               “Share” means a share of the Common Stock, as may be adjusted from time to time in accordance with Section 17 of the Plan.

(y)              “Stock Award” means any award granted pursuant to Section 13 of the Plan.

(z)               “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(aa)            “Termination for Cause” shall include, but not be limited to, a finding by the Board of the Participant’s: (i) performance of duties in an incompetent manner; (ii) commission of any act of fraud, insubordination, misappropriation or personal dishonesty relating to or involving the Company in any material way; (iii) gross negligence; (iv) violation of any express direction of the Company or any material violation of any rule, regulation, policy or plan established by the Company from time to time regarding the conduct of its employees or its business; (v) violation of any obligation of Participant’s consulting relationship or Continuous Status as an Employee with the Company that is demonstrably willful and deliberate on the Participant’s part; (vi) disclosure or use of confidential information of the Company, other than as required in the performance of the Participant’s duties; (vii) actions that are clearly contrary to the best interest of the Company; (viii) conviction of a crime constituting a felony or any other crime involving moral turpitude, or no conviction, but the substantial weight of credible evidence indicates that the Participant has committed such a crime; or (ix) the Participant’s use of alcohol or any unlawful controlled substance to an extent that it interferes with the performance of the Participant’s duties.

3.                 Stock Subject to the Plan. Subject to the provisions of Section 17 of the Plan, the maximum number of Shares that may be issued under the Plan shall be Two Million (2,000,000) Shares. The Shares underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the number of Shares available for issuance under the Plan. Notwithstanding the foregoing, Options with respect to no more than One Hundred Thousand (100,000) Shares may be granted to any one individual Participant during any one (1) calendar year period. Common Stock to be issued under the Plan may be either authorized and unissued Shares or Shares held in treasury by the Company. Any Shares which are used by a Participant as full or partial payment to the Company to satisfy a purchase price related to an Award shall again be available for the purposes of the Plan. To the extent any Shares subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation, such withheld Shares shall again be available for the purposes of the Plan.

4.                 Administration of the Plan. The Plan shall be administered by: (i) the full Board; or (ii) a committee of the Board comprised of two or more “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. Subject to the provisions of the Plan, the Plan Administrator is authorized to:

(a)              construe the Plan and any Award under the Plan;

(b)              select the Officers, Employees and Consultants of the Company and its Subsidiaries to whom Awards may be granted;

(c)               determine the number of Shares to be covered by any Award;

(d)              determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of written instrument evidencing Awards;

(e)               accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in awards providing for such acceleration;

(f)                 impose limitations on Awards, including limitations on transfer and repurchase provisions;

(g)               extend the exercise period within which Options may be exercised; and

(h)              determine at any time whether, to what extent, and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Plan Administrator) or dividends or deemed dividends on such deferrals.

The determination of the Plan Administrator on any such matters shall be conclusive.

5.                Delegation of Authority to Grant Awards. The Plan Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Plan Administrator’s authority and duties with respect to granting Awards to individuals who are not subject to the reporting provisions of Section 16 of the Act or “covered employees” within the meaning of Section 162(m) of the Code. The Plan Administrator may revoke or amend the terms of such a delegation at any time, but such revocation shall not invalidate prior actions of the Chief Executive Officer that were consistent with the terms of the Plan.

6.	Eligibility.

(a)               Officers, Employees and Consultants of the Company or its Subsidiaries who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan.

(b)              The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

7.	Stock Options.

(a)              Options granted pursuant to the Plan may be either Options which are Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options and Nonstatutory Stock Options shall be granted separately hereunder. The Plan Administrator, shall determine whether and to what extent Options shall be granted under the Plan and whether such Options granted shall be Incentive Stock Options or Nonstatutory Stock Options; provided, however, that: (i) Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary; and (ii) no Incentive Stock Option may be granted following the tenth (10th) anniversary of the effective date of the Plan. The provisions of the Plan and any Option Agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code (or any successor provision) and rules and regulations promulgated thereunder.

(b)              To the extent that Options designated as Incentive Stock Options (under all plans of the Company or any Parent or Subsidiary) become exercisable by a Participant for the first time during any calendar year for Common Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 7, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 7, such different limitation shall be deemed incorporated herein effective as of the amendment date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 7, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

8.                 Term of Plan. The Plan shall become effective on January 16, 2001, provided the Plan has been previously adopted by the Board and approved by the stockholders of the Company as described in Section 24 of the Plan. The Plan shall remain in effect until terminated under Section 20 of the Plan.

9.                  Term of Options. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

10.               Option Exercise Price and Consideration.

(a)              The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

(i)	In the case of an Incentive Stock Option:

(A)            granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)            granted to any Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)              In the case of a Nonstatutory Stock Option granted to any person, the per Share exercise price shall be no less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(b)              The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise of the Option: (i) in cash; (ii) by check; (iii) by cash equivalent; (iv) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Exchange Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (v) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option; provided, however, that shares of Common Stock delivered in payment of the exercise price must have been held by the Participant for at least six (6) months in order to be utilized to pay the exercise price; or (vi) in the discretion of the Plan Administrator, through any combination of the foregoing methods of payment.

11.	Exercise of Option.

(a)               Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Plan Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company through a method of payment allowable under Section 10(b) of the Plan.

Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 167 of the Plan.

(b)              Termination of Employment. Except as set forth below, in the event of termination of an Optionee’s Continuous Status as an Employee or consulting relationship with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(c)              Disability of Optionee. Notwithstanding the provisions of Section 11(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee or consulting relationship with the Company (as the case may be) as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent the Optionee was otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(d)	Death of Optionee.

(i)                In the event of the death of an Optionee during the term of Optionee’s Continuous Status as an Employee or consulting relationship with the Company (as the case may be), the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if the Option is not exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance to the extent so entitled within the time specified herein, the Option shall terminate.

(ii)              In the event of the death of an Optionee within thirty (30) days after the termination of Optionee’s Continuous Status as an Employee or consulting relationship with the Company (as the case may be) pursuant to Section 11(b) above, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if the Option is not exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance to the extent so entitled within the time specified herein, the Option shall terminate.

(e)              Termination for Cause or Post-Termination Relationship with Competing Business. Notwithstanding the provisions of Section 11(b) above, in the event of “Termination for Cause” of an Optionee’s Continuous Status as an Employee or consulting relationship with the Company (as the case may be), any Option held by the Optionee, whether vested or unvested, shall forthwith terminate. In addition to the immediate forfeiture of all Options upon the occurrence of the events specified in the preceding sentence, Optionee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the Share certificates, upon refund by the Company of the exercise price paid by the Optionee for such Shares.

12.	Restricted Stock Awards.

(a)              The Plan Administrator may grant Restricted Stock Awards to any Officer, Employee or Consultant of the Company and its Subsidiaries. A Restricted Stock Award entitles the recipient to acquire shares of Common Stock subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

(b)              Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a Participant shall have the rights of a stockholder with respect to the Common Stock subject to the Restricted Stock Award, including, but not limited to, the right to vote and receive dividends with respect thereto; provided, however, that Shares of Common Stock subject to Restricted Stock Awards that have not vested shall be subject to the restrictions on transferability described in Section 12(d) below. Unless the Plan Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 12(c) below.

(c)              The Plan Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award. If the grantee or the Company, as the case may be, fails to achieve the designated goals or the grantee’s relationship with the Company is terminated prior to the expiration of the vesting period, the grantee shall forfeit all shares of Common Stock subject to the Restricted Stock Award which have not then vested.

(d)              Unvested Restricted Stock may not be sold, assigned transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award.

13.              Stock Awards. The Plan Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Plan Administrator) a Stock Award to any Officer, Employee or Consultant of the Company or its Subsidiaries, pursuant to which such individual may receive shares of Common Stock free of any vesting restrictions (a “Stock Award”) under the Plan. Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

14.	Performance Awards.

(a)              The Plan Administrator is hereby authorized to grant to any officer or Employee of the Company and its Subsidiaries Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m), be conditioned on the achievement of one or more objective performance goals, and such performance goals shall be established by the Plan Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(b)              The performance goals to be used for purposes of a Performance Award shall be chosen by the Plan Administrator, in its sole and absolute discretion, from among the following, either individually, alternatively or in any combination, applied on a corporate, Subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions, strategic plan development and implementation and objective business criteria that apply to an individual, business unit or Company as a whole. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Plan Administrator during the time period in compliance with Section 162(m), the Plan Administrator may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt. The Plan Administrator shall otherwise have the discretion to adjust Performance Awards downward.

(c)              Subject to the terms of the Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Plan Administrator. The Plan Administrator shall also certify in writing that such performance goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

(d)             An Award shall be a Performance Award only if the Plan Administrator consists solely of two or more outside directors within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, or any successor thereto.

15.	Withholding Tax Obligations.

(a)              Whenever Shares are to be issued under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state and local tax withholding requirements prior to the delivery of any certificate for Shares; provided, however, that in the case of a Participant who receives an Award of Shares under the Plan which is not fully vested, the Participant shall remit such amount on the first business day following the Tax Date. The “Tax Date” for purposes of this Section 15 shall be the date on which the amount of tax to be withheld is determined. If a Participant makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two (2) years after the Option was granted or one (1) year after its exercise by the Participant, the Participant shall promptly notify the Company and the Company shall have the right to require the Participant to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.

(b)              A Participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount: (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously owned Shares having an aggregate Fair Market Value on the Tax Date equal to the tax obligation, provided that the previously owned Shares delivered in satisfaction of the withholding obligations must have been held by the Participant for at least six (6) months; or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i) and (ii) of this Section 15(b).

(c)              A Participant who is obligated to pay to the Company an amount required to be withheld under applicable tax withholding requirements in connection with either the exercise of a Nonstatutory Stock Option, the receipt of a Restricted Stock Award or Stock Award under the Plan may, in the discretion of the Plan Administrator, elect to satisfy this withholding obligation, in whole or in part, by requesting that the Company withhold Shares otherwise issued to the Participant having a Fair Market Value on the Tax Date equal to the amount of the tax required to be withheld; provided, however, that Shares may be withheld by the Company only if such withheld Shares have vested. Any fractional amount shall be paid to the Company by the Participant in cash or shall be withheld from the Participant’s next regular paycheck.

(d)              An election by a Participant to have Shares withheld to satisfy federal, state and local tax withholding requirements pursuant to Section 15(c) must be in writing and delivered to the Company prior to the Tax Date.

16.              Section 409A. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. The Company shall use commercially reasonable efforts to implement the provisions of this Section 16 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 16.

17.	Adjustment of Number and Price of Shares.

Any other provision of the Plan notwithstanding:

(a)               If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of Shares or other securities of the Company, or additional Shares or new or different Shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, the Plan Administrator shall make an appropriate or proportionate adjustment in: (i) the number of Options that can be granted to any one individual Participant; (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan; (iii) the price for each Share subject to any then outstanding Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Shares) as to which such Options remain exercisable; and (iv) the maximum number of Shares that may be issued under the Plan. The adjustment by the Plan Administrator shall be final, binding and conclusive.

(b)               In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall authorize the issuance or assumption of an Option or Options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an Option or Options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

(c)               No adjustment or substitution provided for in this Section 17 shall require the Company to issue or to sell a fractional Share under any Option Agreement or Share award agreement and the total adjustment or substitution with respect to each Option and Share award agreement shall be limited accordingly.

(d)               In the case of the dissolution or liquidation of the Company, the Plan and all Awards granted hereunder shall terminate. In the event of such proposed termination, each Participant shall be notified of such termination and shall be permitted to exercise for a period of at least fifteen (15) days prior to the date of such termination all Options held by such Participant which are then exercisable.

(e)               In the case of: (i) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company); (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity which is not an “affiliate” (as defined in Rule 144 of the Securities Act of 1933, as amended) of the Company; or (iii) the sale of all of the capital stock of the Company to an unrelated person or entity which is not an “affiliate” of the Company (in each case, a “Fundamental Transaction”), all Options shall be assumed or equivalent options shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. For the purposes of this paragraph, the Options shall be considered assumed if, following the Fundamental Transaction, the Options confer the right to purchase, for each Share subject to the Options immediately prior to the Fundamental Transaction, the consideration (whether stock, cash, or other securities or property) received in the Fundamental Transaction by holders of Common Stock for each Share held on the effective date of the Fundamental Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Fundamental Transaction was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon the exercise of the Options, for each Share subject to the Options, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the Fundamental Transaction.

In the event that such successor corporation does not agree to assume the Options or to substitute equivalent options, the Board shall provide for each Optionee to have the right to exercise all Options then held by such Optionee, including Options which would not otherwise be exercisable. In such event, the Board shall notify each Optionee that such Options shall be fully exercisable for a period of fifteen (15) days from the date of receipt of such notice, and that such Options will terminate upon the expiration of such period.

Notwithstanding anything in the Plan to the contrary, the acceleration of exercisability in this Section shall not occur in the event that such acceleration would, in the opinion of the Company’s independent auditors, make the Fundamental Transaction ineligible for pooling of interests accounting treatment and the Company intends to use such treatment with respect to such transaction. The Board shall obtain a written statement from the Company’s independent auditors with respect to the effect of accelerated exercisability of outstanding Options prior to providing any Optionee with the notice contemplated by this Section.

(f)               In the event that the Company shall be merged or consolidated with another corporation or entity, other than with a corporation or entity which is an “affiliate” of the Company, under the terms of which holders of capital stock of the Company will receive upon consummation thereof a cash payment for each share of capital stock of the Company surrendered pursuant to such transaction (the “Cash Purchase Price”), the Board may provide that all outstanding Options shall terminate upon consummation of such transaction and each Optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of shares of Capital Stock of the Company subject to outstanding options held by such Optionee exceeds (ii) the aggregate exercise price of such Options.

18.               Nontransferability. A Participant’s rights under the Plan, including the right to any Shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Plan Administrator may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an Option Agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that: (i) any such transfer must be without consideration; (ii) each transferee must be a member of such Participant’s “immediate family” (as defined below) or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant’s immediate family; and (iii) such transfer is specifically approved by the Plan Administrator following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option. In the event an Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Plan Administrator and such Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant Option Agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section, “immediate family” shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

19.               Termination — Certain Forfeitures. Notwithstanding any other provision of the Plan to the contrary, a Participant shall have no right to exercise any Option or vest or receive payment of any Restricted Stock Award or Stock Award if the Participant is Terminated for Cause.

20.	Amendment and Termination of the Plan.

(a)              Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)              Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

21.               Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the any Award under the Plan unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

22.              Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.              Agreements. Options and Restricted Stock Awards shall be evidenced by written agreements in such form as the Board shall approve from time to time.

24.              Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

25.               Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

SYNERGETICS USA, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SYNERGETICS USA, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 2013

The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints Pamela G. Boone and Peter T. Rasche, and each of them, with full power of substitution, as the undersigned’s proxies and attorneys-in-fact to vote at the Annual Meeting of Stockholders of Synergetics USA, Inc. (the “Company”) to be held on December 12, 2013 (the “Annual Meeting”), or at any adjournment thereof, all shares of voting stock of the Company which the undersigned may be entitled to vote.  The above proxies are hereby instructed to vote as shown on the reverse of this card and in their discretion upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

SYNERGETICS USA, INC.

December 12, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/06536/

Please mark, sign, date and return
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED
“FOR” ALL NOMINEES FOR ELECTION AS DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.  ☒

1.	Election of Directors:				2.	Approval of the Second Amended and Restated Synergetics USA, Inc. 2001 Stock and Performance Incentive Plan
		FOR	AGAINST	ABSTAIN

	Lawrence C. Cardinale	☐	☐	☐		☐	☐	☐

						FOR	AGAINST	ABSTAIN

	Guy R. Guarch	☐	☐	☐	3.	Advisory (non-binding) approval of the compensation of the Company’s named executive officers

						☐	☐	☐

	D. Graeme Thomas	☐	☐	☐		FOR	AGAINST	ABSTAIN

					4.	Ratification of the appointment of UHY LLP as independent registered public accounting firm

						☐	☐	☐

						FOR	AGAINST	ABSTAIN

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:
Note:   Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.